Exhibit 99.1
Contacts:
John McLaughlin PDL BioPharma, Inc. 775-832-8500 john.mclaughlin@pdl.com	Jennifer Williams Cook Williams Communications, Inc. 360-668-3701 jennifer@cwcomm.org

PDL BioPharma Completes Regular Quarterly Dividend Payment

INCLINE VILLAGE, NV, March 14, 2012 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that it has paid the March 14, 2012, regular quarterly dividend payment of $0.15 per share to all stockholders owning shares of PDL as of March 7, 2012, the record date.

About PDL BioPharma
PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. Today, PDL is focused on intellectual property asset management, investing in new royalty bearing assets and maximizing the value of its patent portfolio and related assets. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

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